EFTI Announces ``New'' President
October 09, 2003 1:15:00 PM ET

EarthFirst Technologies, Incorporated ("EFTI" or "the Company") EFTI announced today that its founder, Leon Toups, has been appointed Company President, effective immediately.

John Stanton, Chairman of EFTI stated, "During the last three years, Leon and I have worked together to further the initiatives of EFTI as well as on other ventures. He has been instrumental in developing transactions to commercialize our technologies. I am excited that he has accepted the presidency at this pivotal time. While we have undergone some turbulent times, Leon has been loyal to EFTI and its objectives. Leon's support for EFTI has been best demonstrated by the support he has always given to me, as well as by the fact that he has never sold any of his shares of EFTI stock."

Leon Toups added, "I thank John for the relationship we have had over the past three years and I am pleased to work in tandem with him to complete the commercialization of our technologies. I appreciate the opportunity John has given me to complete the project I began. As a shareholder, I want to thank him for his investment of capital and time, and his role in identifying a pathway to exploit our core competencies.

"In liquid waste technology, we are fortunate to be able to bring both parties back together again and to jointly take advantage of technology basic to our environmental and alternative fuel needs. Realistically, even though we lost some time, engineering, development and testing continued at a pretty good pace.

"In solid waste technology, the partnership with WESCO takes advantage of proven technology under government sponsorship and involves a credible, experienced contractor. We are dealing with partners who have already invested in this technology and who have brought very credible relationships that allow us to have a proprietary technology. EFTI has not abandoned, in any way, its technology developed in Port Gibson, MS. EFTI and its affiliates are equity partners and creditors of the plant in Mississippi and we will build on that experience. Plans and priorities, in both areas, will be finalized for commercialization within six months," stated Toups.

EarthFirst Technologies, Incorporated and its subsidiaries http://www.earthfirsttech.com, are dedicated to producing environmentally superior products from carbon-rich solid and liquid materials currently considered wastes. The Company has conducted more than four years of extensive research and development on advanced technologies to achieve this goal.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of EFTI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future EFTI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and EFTI has no specific intention to update these statements.

Contact Information: EarthFirst Technologies, Incorporated, Tampa
Beverly Mercer, 813-287-9733 ext. 237
bmercer@earthfirsttech.com